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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (i) on Form S-3 (Nos. 333-70111, 333-30394, 333-68828, 333-62434, 333-126058, 333-157641, 333-163914 and 333-167599) and in the related Prospectuses; (ii) on Form S-8 (Nos. 333-61555, 333-87485, 333-89964, 333-127014 and 333-143721) pertaining to the Stock Option and Incentive Plans of SL Green Realty Corp., and (iii) on Form S-8 (No. 333-148973) pertaining to the 2008 Employee Stock Purchase Plan of SL Green Realty Corp., of our reports dated February 28, 2012, with respect to the consolidated financial statements and schedules of SL Green Realty Corp., and the effectiveness of internal control over financial reporting of SL Green Realty Corp., our report dated February 16, 2010 with respect to the consolidated financial statements of Rock-Green, Inc., and our report dated February 2, 2011 with respect to the consolidated financial statements of 1515 Broadway Realty Corp., included in this Annual Report (Form 10-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP
New York, New York February 28, 2012

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm